EXHIBIT 99.1

La-Z-Boy Incorporated Announces Strategic
Leadership Realignment

•Tj Linz appointed President, Wholesale Brands
•Rob Sundy appointed President, Retail
•Strategic realignment reinforces the company’s commitment to its core businesses

MONROE, Mich., Oct. 13, 2025 (GLOBE NEWSWIRE) – La-Z-Boy Incorporated (NYSE: LZB) today announced a strategic realignment of its commercial leadership. This reorganization strengthens the company’s focus on its core businesses, while positioning it for scalable, long-term growth and enhanced agility in the evolving home furnishings landscape.

Melinda D. Whittington, Board Chair, President and Chief Executive Officer of La-Z-Boy Incorporated said, “Continuing our momentum as an industry-leading global furniture retailer and manufacturer, we are realigning our leadership structure to reinforce our core, capitalize on our strengths, and position the organization for long-term, sustainable growth. As we strategically navigate a dynamic environment, this new structure will enhance the consumer experience across our Retail network and optimize our omni-channel capabilities. Additionally, it will support the streamlining of processes and strengthen communication across the enterprise.”

Tj Linz is appointed President, Wholesale Brands. In this role, Linz will lead merchandising and wholesale sales for the company, as well as a newly consolidated digital transformation organization aimed at optimizing omni-channel capabilities for both La-Z-Boy and Joybird brands. Over the course of his ten-year career with the company, he has served as President of the Portfolio Brands division and President of the Retail division. Prior to this, Linz led strategy and analytics, introducing a new function that ultimately improved the use of data and analytics across the enterprise. With more than 15 years of experience spanning technology strategy consulting, retail, manufacturing operations, and e-commerce management, Linz has consistently demonstrated the ability to navigate complex business challenges, drive innovation, and lead transformative change across diverse organizations.

Rob Sundy is appointed President, Retail. In this role, Sundy will lead the company’s Retail segment, which includes 207 of the nearly 370 La-Z-Boy Furniture Galleries® stores, as well as have responsibility for sales to the independently owned La-Z-Boy Furniture Galleries® stores, continuing to drive alignment of the consumer experience throughout the entire store network. In addition, he will continue to lead the company’s marketing function. Sundy most recently served as President, La-Z-Boy Brand and Chief Commercial Officer, in which he had responsibility for all facets of sales, merchandising, marketing, and consumer insights for the La-Z-Boy branded business globally. With more than 25 years of experience in marketing and general management, Sundy brings a wealth of expertise to the role.

Rebecca Reeder, who has served as President, Retail La-Z-Boy Furniture Galleries since 2023, will be leaving the company to pursue other opportunities. The company expressed appreciation for her meaningful contributions to the Retail vision.

Whittington added, “These leadership appointments are key to enabling La-Z-Boy Incorporated’s long-term growth, with both Linz and Sundy playing pivotal roles in guiding the company into its next chapter. For nearly a century, we’ve continuously evolved—enhancing our capabilities and finding new ways to inspire and delight our consumers. Through it all, our steadfast commitment to quality and comfort has remained the foundation of our iconic brand. With the dedication of our employees, the support of our trusted partners, and the strength of our leadership team, we are confident that the best is yet to come.”

Media Contacts:
Mark Becks, Investor Relations: (734) 457-9538; Mark.Becks@la-z-boy.com
Cara Klaer, Corporate Communications: (734) 598-0652; Cara.Klaer@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated brings the transformational power of comfort to people, homes, and communities around the world – a mission that began when its founders invented the iconic recliner in 1927. Today, the company operates as a vertically integrated furniture retailer and manufacturer, committed to uncompromising quality and compassion for its consumers.

The Retail segment consists of 207 company-owned La-Z-Boy Furniture Galleries® stores and is part of a broader network of nearly 370 La-Z-Boy Furniture Galleries® that, with La-Z-Boy.com, serve customers nationwide. Joybird®, originally an omni-channel retailer and manufacturer of modern upholstered furniture, has 14 stores in the U.S. In the Wholesale segment, La-Z-Boy manufactures comfortable, custom furniture for Furniture Galleries® and a variety of other retail channels. To learn more, please visit: https://www.la-z-boy.com/.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, acquisitions, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2025 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

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